Exhibit 99.1

DTS TO ACQUIRE SRS LABS IN CASH-AND-STOCK TRANSACTION

Combination Accelerates Growth in Rapidly Growing Mobile and Other Network-Connected Markets

Brings Together Leaders in Codec Solutions and Audio Processing

Transaction Expected to be Accretive to DTS by 2013

CALABASAS, Calif. and SANTA ANA, Calif. (April 17, 2012) — DTS, Inc. (Nasdaq: DTSI), a leader in high-definition audio, and SRS Labs, Inc. (Nasdaq: SRSL), a leader in audio processing and enhancement technologies, today announced that they have entered into a definitive agreement under which DTS will acquire all outstanding shares of SRS Labs in a cash-and-stock transaction valued at $9.50 per share, or a total of approximately $148 million in aggregate equity value, including acquired net cash of approximately $38 million as of December 31, 2011.  The consideration represents a premium of 38% per share over SRS Labs’ stock price as of the close of trading on April 16, 2012.  Under the terms of the agreement, the cash and stock components will each equal 50% of the aggregate consideration paid by DTS for SRS Labs’ outstanding shares.  The DTS common stock to be issued in the transaction was valued at $30.52 per share, the closing price per share of DTS common stock on April 12, 2012.  All SRS Labs options and restricted stock units will fully vest immediately prior to and be canceled upon the closing of the transaction, and the holders thereof will be entitled to receive the $9.50 price per share (less the exercise price of any option) payable in cash.

The transaction combines two highly complementary product and technology portfolios, bringing together DTS’ suite of audio solutions and SRS Labs’ range of audio processing technologies.  Through the transaction, DTS will expand its already sizeable portfolio of audio-related intellectual property, creating one of the broadest in the industry with over 1,000 registered and pending patents and trademarks.  The combination accelerates DTS’ strategy to provide customers with a best-in-class, comprehensive integrated suite of audio solutions ranging from voice processing through audio rendering, and from low bit rate applications to high-quality lossless audio delivery.  The combination is anticipated to fast-track DTS’ expansion in the rapidly growing markets for mobile and other network-connected devices, while significant operating, customer and licensing cost efficiencies are expected to be realized.

“This transaction represents an exciting extension of our strategic focus on the compelling long-term opportunities being driven by cloud-based entertainment delivery and the proliferation of connected devices, enabling DTS to accelerate our expansion in the key growth areas of mobile and other network-connected device markets, as well as to drive innovation and create significant near- and long-term value for our shareholders,” said Jon Kirchner, DTS’ chairman and CEO.  “SRS Labs and its strong portfolio of audio processing technologies are a natural strategic fit for DTS, with complementary technologies, robust anticipated customer synergies, and significant economies of scale.  This transaction will accelerate DTS’ delivery of compelling end-to-end solutions to a broad base of customers, enable even higher levels of service, and provide the Company with a solid platform for continued growth.”

“We are pleased to provide our shareholders an attractive premium,” said Thomas C.K. Yuen, SRS Labs’ chairman, CEO and president.  “As consumers increasingly demand higher quality audio experiences everywhere from their mobile devices to their homes, this combination benefits our customers and employees by creating significant scale and penetrating new markets.  We look forward to making the collective resources of a larger company available to our customers around the world, who will also benefit from superior customer service.”

DTS expects the transaction to be accretive on a GAAP basis by 2013, supported by at least $8 million in estimated annual combined cost synergies.  Combined pro forma revenue for the Company for the fiscal year ended December 31, 2011 was $129.8 million.

Transaction Details

Under the terms of the agreement, SRS Labs shareholders may elect to receive either $9.50 per share in cash or a fixed ratio of 0.31127 shares of DTS common stock for every share of SRS Labs common stock they own, subject to proration and adjustment as described in the definitive agreement.  The cash and stock components will each equal 50% of the aggregate consideration paid for SRS Labs common stock, with shares of DTS valued at $30.52 per share for purposes of this calculation.  DTS expects to finance the cash portion of acquisition through a combination of existing cash balances and a new credit facility.  The transaction is not subject to any financing conditions.

Thomas C.K. Yuen, and certain of his family members and affiliates, who together hold approximately 20% of the outstanding SRS Labs shares, have entered into a Voting Agreement with DTS pursuant to which they have committed to vote all of the shares of SRS Labs common stock held by them in favor of the proposed transaction.

The acquisition is the result of a comprehensive process undertaken by SRS Labs’ board of directors which included seeking and considering competing offers.  The board, advised by legal and financial advisors, unanimously concluded that DTS’ offer was in the best interests of SRS Labs and its shareholders.  The transaction has been unanimously approved by the board of directors of each company and is subject to customary closing conditions, including review by U.S. regulators and approval by SRS Labs shareholders.  DTS anticipates closing the transaction in the third quarter of 2012.  Upon closing, Thomas C.K. Yuen is expected to join the DTS board of directors.

Advisors

Centerview Partners LLC acted as financial advisor and DLA Piper LLP and Gibson, Dunn & Crutcher LLP acted as legal advisors to DTS.  Covert & Co. acted as financial advisor and Paul Hastings LLP acted as legal advisor to SRS Labs.

Teleconference and Webcast

DTS management will host a conference call to discuss the announcement today, April 17, 2012, at 5:30 a.m. Pacific Time.  To access the conference call, dial 1-888-500-6973 or 1-719-457-2642 (outside the U.S. and Canada), and enter the passcode 4623730.  The live webcast of the call will be available from the Investor Relations section of DTS’ corporate website at http://investor.dts.com.  A replay of the webcast will become available two hours after the completion of the call.  An audio replay of the call will also be available to investors beginning approximately one hour after completion of the call through April 24, 2012, by dialing 1-888-203-1112 or 1-719-457-0820 (outside the U.S. and Canada) and entering the passcode 4623730.

About DTS, Inc.

DTS, Inc. (Nasdaq: DTSI) is dedicated to making digital entertainment exciting, engaging and effortless by providing state-of-the-art audio technology to hundreds of millions of DTS-licensed consumer electronics products worldwide.  From a renowned legacy as a pioneer in multi-channel audio, DTS became a mandatory audio format in the Blu-ray Disc™ standard and is now increasingly deployed in enabling digital delivery of movies and other forms of digital entertainment on a growing array of network-connected consumer devices.  DTS technology is in home theaters, car audio systems, PCs, game consoles, DVD players, televisions, digital media players, set-top boxes, smart phones, surround music software and every device capable of playing Blu-ray™ discs.  Founded in 1993, DTS’ corporate headquarters are located in Calabasas, California with its licensing operations headquartered in Limerick, Ireland. DTS also has offices in Silicon Valley, Washington, China, France, Hong Kong, Japan, South Korea, Taiwan, Singapore, and the United Kingdom.  For further information, please visit www.dts.com. DTS, the Symbol, and DTS and the Symbol together, are registered trademarks of DTS, Inc.  All other trademarks are the properties of their respective owners. © 2012 DTS, Inc.  All rights reserved.

About SRS Labs, Inc.

Founded in 1993, SRS Labs (Nasdaq:  SRSL) is an industry leader in audio signal processing for consumer electronics across the four screens: TV; PC; Mobile Phones; and Automotive Entertainment Systems.  Beginning with the audio technologies originally developed at Hughes Aircraft, SRS Labs holds approximately 150 worldwide registered and pending patents and is recognized by the industry as an authority in research and application of audio post processing technologies based on the human auditory principles.  Through partnerships with leading global CE companies, semiconductor manufacturers, software developers, and content aggregators, SRS Labs is recognized as a leader in audio enhancement, surround sound, volume leveling, audio streaming, and voice processing technologies.  SRS Labs solutions have been included in nearly two billion electronic products sold worldwide including flat panel HDTVs, AV products, STBs, PCs, mobile phones, and automotive entertainment and telematics systems.  For more information, visit www.srslabs.com.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended.  These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which DTS and SRS Labs operate and beliefs of and assumptions made by DTS, SRS Labs and their respective management teams, involve uncertainties that could significantly affect the financial results of DTS or SRS Labs or the combined company.  Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.  Such forward-looking statements include, but are not limited to, statements about the benefits of the transaction involving DTS and SRS Labs, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions.  All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to creating value for stockholders, integrating our companies, and the expected timetable for completing the proposed transaction — are forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.  Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.  For example, these forward-looking statements could be affected by factors including, without limitation:

•                  the ability of the parties to satisfy conditions to the closing of the transaction, including obtaining required regulatory approvals and the approval of SRS Labs stockholders;

•                  the possibility that SRS Labs or DTS may be adversely affected by economic, business and/or competitive factors before or after closing of the transaction;

•                  the ability to successfully complete the integration of acquired businesses, including the businesses being acquired from SRS Labs by, among other things, realizing revenue, expense and other synergies, renewing contracts on competitive terms, successfully leveraging the information technology platform of the acquired business, and retaining key personnel; and

•                  any adverse effect to DTS’ business or the business being acquired from SRS Labs due to uncertainty relating to the transaction.

This list of important factors is not intended to be exhaustive.  Additional risks and factors are discussed in reports filed with the Securities and Exchange Commission (“SEC”) by DTS and SRS Labs from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed reports on Form 10-K and 10-Q.  Neither DTS nor SRS Labs assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

In connection with the proposed merger transaction, DTS and SRS Labs will file a registration statement and proxy statement/prospectus with the SEC.  DTS will file a registration statement on Form S-4 that includes a proxy statement of SRS Labs and which also constitutes a prospectus of DTS.  SRS Labs will mail the proxy statement/prospectus to its stockholders.  BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER TRANSACTION AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders may obtain a free copy of the proxy statement/prospectus (when available) and other documents filed by DTS and SRS Labs with the SEC at the SEC’s web site at www.sec.gov or by directing a request when such a filing is made to DTS, 5220 Las Virgenes Road,

Calabasas, CA 91302, Attention: Stockholder Relations or by directing a request when such a filing is made to SRS Labs, 2909 Daimler Street, Santa Ana, CA 92705, Attention: Investor Relations.

Participants in the Solicitation

DTS, SRS Labs, their respective directors and certain of their executive officers may be considered participants in the solicitation of proxies in connection with the proposed merger transaction. Information about the directors and executive officers of SRS Labs is set forth in SRS Labs’ definitive proxy statement, which was filed with the SEC on April 25, 2011. Information about the directors and executive officers of DTS is set forth in its definitive proxy statement, which was filed with the SEC on April 10, 2012. Certain directors and executive officers of SRS Labs may have direct or indirect interests in the proposed merger transaction due to securities holdings, preexisting or future indemnification arrangements, vesting of options or rights to severance payments if their employment is terminated following the proposed merger transaction. Investors and security holders may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus DTS and SRS Labs will file with the SEC when it becomes available.

DTS-I

DTS, Inc. Media & Investor Contacts:

Sard Verbinnen & Co for DTS, Inc.

John Christiansen/Andrew Cole

jchristiansen@sardverb.com/acole@sardverb.com

(415) 618-8750/(212) 687-8080

SRS Labs, Inc. Media & Investor Contacts:

Investors:

Chuck McBride/Chief Financial Officer

Chuck.mcbride@srslabs.com

(949) 442-5596

Media:

The Abernathy MacGregor Group for SRS Labs

Jim Lucas/Joe Hixson

JBL@abmac.com/JRH@abmac.com

(213) 630-6550

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